UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

MYREXIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34275	26-3996918
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Chipeta Way

Salt Lake City, UT 84108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (801) 214-7800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, pursuant to Myrexis, Inc.’s (“Myrexis”) Separation and Distribution Agreement with Myriad Genetics, Inc. (“Myriad Genetics”), dated June 30, 2009, at the time of Myrexis’ separation from Myriad Genetics, Myrexis assumed liability for certain pending or threatened legal matters related to its business, and is obligated to indemnify Myriad Genetics for any liability arising out of such matters, including any costs and expenses of litigating such matters, including payment of attorneys’ fees incurred to defend against claims. One such matter, a lawsuit brought by the Alzheimer’s Institute of America, Inc. (“AIA”) against Myriad Genetics and its wholly owned subsidiary, Myriad Therapeutics, Inc. (formerly known as Myriad Pharmaceuticals, Inc.) (referred to hereinafter together with Myriad Genetics as “Myriad”), and the Mayo Clinic Jacksonville and Mayo Foundation for Medical Education and Research (referred to hereinafter together as “Mayo”), asserts that Myriad and Mayo infringed certain patents allegedly owned by AIA in connection with Myriad’s research and development of its failed Alzheimer’s drug candidate Flurizan (hereinafter referred to as the “Litigation”). Myrexis, Myriad, Mayo and AIA are hereinafter referred to collectively as the “Parties”.

Effective December 21, 2012, the Parties entered into a settlement agreement that settles fully and finally the Litigation (the “Settlement Agreement”). Pursuant to the terms of the Settlement Agreement, in consideration of AIA’s release of claims against and covenant not to sue the other Parties for matters related to the Litigation, Myrexis has agreed to (1) pay AIA approximately $1,525,000, and (2) transfer to AIA all program rights and assets associated with Myrexis’ Hsp90 inhibitor program, cancer metabolism inhibitor program, and small molecule anti-interferon (IKK€/TBK1) inhibitor program (the “Program Assets Transfer”). AIA will assume Myrexis’ liabilities under the program contracts being transferred to AIA and all liabilities for the further conduct of the programs, subject, in each case, to certain exclusions, including liabilities accruing or arising from events occurring prior to the Program Assets Transfer. The Settlement Agreement also includes a release of claims against AIA by each of Myrexis, Myriad and Mayo. Simultaneously with the delivery of the settlement payment to AIA by Myrexis on December 21, 2012, the Parties filed a stipulation of dismissal of the Litigation.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On December 21, 2012, David W. Gryska informed Myrexis of his resignation as Acting President and Chief Executive Officer, Chief Operating Officer and member of the Board of Directors, effective December 24, 2012.

IMPORTANT ADDITIONAL INFORMATION HAS BEEN FILED WITH THE SEC

This Current Report on Form 8-K is for informational purposes only. It is neither a solicitation of a proxy, an offer to purchase, nor a solicitation of an offer to sell shares of Myrexis, Inc. (the “Company”). In connection with the Company’s proposed Plan of Dissolution, the Company has filed with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant materials. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PLAN OF DISSOLUTION. Shareholders may obtain a free copy of the proxy statement and the other relevant materials, and any other documents filed by the Company with the SEC, at the SEC’s website at

http://www.sec.gov. In addition, on or about December 26, 2012, the Company will mail a copy of the definitive proxy statement to shareholders of record as of November 28, 2012, the record date for the special meeting of stockholders to be held on January 23, 2013. A free copy of the proxy statement and other documents filed with the SEC by the Company may also be obtained free of charge on the “Investors” section of Myrexis’ website at www.myrexis.com or by directing a written request to: Myrexis, Inc., Attn: Secretary, 305 Chipeta Way, Salt Lake City, Utah 84108, or by contacting the Investor Relations department of Myrexis, Inc. at (801) 214-7800.

Participants in the Solicitation

Myrexis and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed Plan of Dissolution. Information regarding their direct or indirect interests, by security holdings or otherwise, in the solicitation is included in the proxy statement filed by Myrexis with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYREXIS, INC.

Dated: December 21, 2012	/s/ Andrea Kendell
Andrea Kendell
Chief Financial Officer

4